Exhibit 5.1

MCGRATH NORTH MULLIN & KRATZ, PC LLO

SUITE 3700 FIRST NATIONAL TOWER

1601 DODGE STREET

OMAHA, NEBRASKA 68102

PH: (402) 341-3070

December 21, 2005

Supertel Hospitality, Inc.

309 N. 5th Street

Norfolk, NE 68701

Ladies and Gentlemen:

We have acted as counsel to Supertel Hospitality, Inc., a Virginia corporation (the “Company”), in connection with a Registration Statement on Form S-2 (the “Registration Statement”) with respect to the offer and sale of: (a) up to 2,500,000 shares of Series A convertible preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), issuable upon receipt of $10.00 per share; (b) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), issuable upon conversion of the Preferred Stock; and (c) warrants to purchase Preferred Stock granted to the underwriter in connection with the sale of the Preferred Stock (the “Warrants”). The Preferred Stock, the Common Stock and the Warrants are collectively referred to herein as the “Securities” and are described in the Registration Statement, as filed with the Securities and Exchange Commission (“SEC”) on November 16, 2005, and any amendments thereto. The Preferred Stock will be offered and sold pursuant to Articles of Amendment to the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”), to be filed with the State Corporation Commission of the Commonwealth of Virginia (the “SCC”).

In connection with our opinion, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials as we have deemed necessary for purposes of the opinions expressed below. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. We have further assumed that, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement, (a) the Board of Directors of the Company (the “Board”) will have duly established the rights, powers, privileges and preferences and other terms of the Preferred Stock, (b) the resolutions adopted by the Board relating to the issuance of Securities prior to the date hereof have not have been amended, modified or rescinded in any way that is relevant to the matters addressed in this opinion, and (c) there has not occurred any change in law adversely affecting the power of the Company to offer and sell the Securities or the validity of the Securities.

We have further assumed that the number of shares of Preferred Stock or Common Stock to be offered and sold pursuant to the Registration Statement will not at the time of such offering and sale exceed the amount of such class of shares authorized in the Articles, as then amended, restated or supplemented, and unissued (and not otherwise reserved for issuance) at such time. We have also assumed that prior to the sale of the Preferred Stock, Articles of

Supertel Hospitality, Inc.

December 21, 2005

Amendment will have been filed with the SCC and the SCC shall have issued a Certificate of Amendment with respect to the Articles of Amendment.

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Commonwealth of Virginia.

2. When (a) the Registration Statement becomes effective under the Act, (b) the terms of the Preferred Stock have been authorized by appropriate action of the Company, and (c) the Preferred Stock has been issued and sold upon the terms and conditions set forth in the Registration Statement, then such Preferred Stock will be legally issued, fully paid and non-assessable.

3. When (a) the Registration Statement becomes effective under the Act, and (b) the Common Stock has been issued and sold upon the terms and conditions set forth in the Registration Statement, then such Common Stock will be legally issued, fully paid and non-assessable.

4. When (a) the Registration Statement becomes effective under the Act, (b) the terms of the warrant agreement under which the Warrants are to be issued (the “Warrant Agreement”) are duly established and the Warrant Agreement is duly executed and delivered, (c) the terms of the Warrants are duly established in conformity with the Warrant Agreement, and (d) the Warrants are duly executed and authenticated in accordance with the Warrant Agreement and issued and sold upon the terms and conditions set forth in the Registration Statement, then such Warrants will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to McGrath North Mullin & Kratz, PC LLO under the caption “Legal Matters” in the prospectus comprising a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Yours very truly,

/s/ McGrath North Mullin & Kratz, PC LLO

McGrath North Mullin & Kratz, PC LLO